EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Hasbro, Inc.:
We consent to the incorporation by reference in the Registration Statements Nos. 2-78018, 2-93483, 33-57344, 33-59583, 333-38159, 333-10404, 333-10412, 333-34282, 333-110000, 333-110001, 333-110002, 333-129618 and 333-147109 on Form S-8 and Nos. 33-41548, 333-44101, 333-82077, 333-83250, 333-103561 and 333-145947 on Form S-3 of Hasbro, Inc. of our reports dated February 24, 2009, with respect to the consolidated balance sheets of Hasbro, Inc. and subsidiaries as of December 28, 2008 and December 30, 2007, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the fiscal years in the three-year period ended December 28, 2008, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 28, 2008, which reports appear in the December 28, 2008 annual report on Form 10-K of Hasbro, Inc.
/s/ KPMG LLP
Providence, Rhode Island
February 24, 2009